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                                 EXHIBIT 23.2

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              [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bush Industries, Inc. on Form S-8 of our reports dated February 9, 1996, incorporated by reference in the Annual Report on Form 10-K of Bush Industries, Inc. for the year ended December 30, 1995.


DELOITTE & TOUCHE LLP
Buffalo, New York
April 17, 1996